ALICIA FRENCH, SECRETARY / DATE

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

MAMEY INVESTMENT CORPORATION
15 CORPORATE PLAZA DRIVE, STE 250
NEWPORT BEACH, CA 92660
Loan No. MIC16494
APN #721-110-002; 755-270-016

Space Above for Recorder's Use

DEED OF TRUST,
ASSIGNMENT OF RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

ATTENTION COUNTY RECORDER: THIS INSTRUMENT IS INTENDED TO BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING PURSUANT TO SECTION 9402 OF THE CALIFORNIA COMMERCIAL CODE. PORTIONS OF THE GOODS COMPRISING A PART OF THE MORTGAGED PROPERTY ARE OR ARE TO BECOME FIXTURES RELATED TO THE LAND DESCRIBED IN EXHIBIT A HERETO. THIS INSTRUMENT IS TO BE FILED FOR RECORD IN THE RECORDS OF THE COUNTY WHERE DEEDS OF TRUST ON REAL PROPERTY ARE RECORDED AND SHOULD BE INDEXED AS BOTH A DEED OF TRUST AND AS A FINANCING STATEMENT COVERING FIXTURES. THE ADDRESSES OF BORROWER (DEBTOR) AND LENDER (SECURED PARTY) ARE SPECIFIED IN THE FIRST PARAGRAPH ON PAGE 1 OF THIS INSTRUMENT.

THIS DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the "**Instrument**") is made to be effective **August 28, 2017**, by **AQUA FARMING TECH, INC.**, whose address is **P.O. BOX 733, INDIO, CA 92202**, as trustor ("**Borrower**"), to **NORTH AMERICAN TITLE COMPANY**, as trustee, to whom Borrower does grant Power of Sale ("**Trustee**"), for the benefit of **CALIFORNIA REAL ESTATE OPPORTUNITY FUND, LP**, whose address is **c/o MAMEY INVESTMENT CORPORATION, 15 CORPORATE PLAZA DRIVE, STE 250 NEWPORT BEACH, CA 92660**, as beneficiary (jointly and severally referred to herein in the singular as "**Lender**").

Borrower in consideration of the Indebtedness and the trust created by this Instrument, irrevocably grants, conveys and assigns to Trustee, in trust, with power of sale, the Mortgaged Property, including the Land located in **RIVERSIDE** County, State of **California** and described in Exhibit A attached to this Instrument and is described as **96400 70TH AVENUE, MECCA, CA 92254, APN: 721-110-002; 89635 AVENUE 81, THERMAL, CA 92274, APN: 755-270-016**.

TO SECURE TO LENDER the repayment of the Indebtedness evidenced by Borrower's Promissory Note payable to Lender, dated as of the date of this Instrument, in the principal amount of **Two million Four hundred thousand dollars (US $2,400,000.00)**, and all renewals, extensions and modifications of the Indebtedness, the payment of all sums advanced by or on behalf of Lender to protect the security of this Instrument under Section 12, and the performance of the covenants and agreements of Borrower contained in the Loan Documents.

Borrower represents and warrants that Borrower is lawfully seized of the Mortgaged Property and has the right, power and authority to grant, convey and assign the Mortgaged Property, and that the Mortgaged Property is unencumbered, except as shown on the schedule of exceptions to coverage in the title policy issued to and accepted by Lender contemporaneously with the execution and recordation of this Instrument and insuring Lender's interest in the Mortgaged Property (the "**Schedule of Title Exceptions**"). Borrower covenants that Borrower will warrant and

defend generally the title to the Mortgaged Property against all claims and demands, subject to any easements and restrictions listed in the Schedule of Title Exceptions.

Covenants. In consideration of the mutual promises set forth in this Instrument, Borrower and Lender covenant and agree as follows:

1. **DEFINITIONS.** The following terms, when used in this Instrument (including when used in the above recitals), shall have the following meanings:

(a) **"Assignment"** means, collectively, the provisions of Sections 3 and 4 of this Instrument relating to the assignment of rents and leases affecting the Mortgaged Property.

(b) **"Attorneys' Fees and Costs"** means (i) fees and out-of-pocket costs of Lender's and Loan Servicer's attorneys, as applicable, including costs of Lender's and Loan Servicer's in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (ii) costs and fees of expert witnesses, including appraisers; and (iii) investigatory fees.

(c) **"Borrower"** means all persons or entities identified as "Borrower" in the first paragraph of this Instrument, together with their successors and assigns.

(d) **"Borrower Certification"** means that certain Borrower Certification dated the same date as this Instrument, executed by Borrower in favor of Lender.

(e) **"Collateral Agreement"** means any separate agreement between Borrower and Lender for the purpose of establishing replacement reserves for the Mortgaged Property, establishing a fund to assure the completion of repairs or improvements specified in that agreement, or assuring reduction of the outstanding principal balance of the Indebtedness if the occupancy of or income from the Mortgaged Property does not increase to a level specified in that agreement, or any other agreement or agreements between Borrower and Lender which provide for the establishment of any other fund, reserve or account.

(f) **"Controlling Entity"** means an entity which owns, directly or indirectly through one or more intermediaries, (A) a general partnership interest or a Controlling Interest of the limited partnership interests in Borrower (if Borrower is a partnership or joint venture), (B) a manager's interest in Borrower or a Controlling Interest of the ownership or membership interests in Borrower (if Borrower is a limited liability company), or (C) a Controlling Interest of any class of voting stock of Borrower (if Borrower is a corporation).

(g) **"Controlling Interest"** means (i) 51 percent or more of the ownership interests in an entity, or (ii) a percentage ownership interest in an entity of less than 51 percent, if the owner(s) of that interest actually direct(s) the business and affairs of the entity without the requirement of consent of any other party.

(h) **"Environmental Indemnity"** means that certain Environmental Indemnity Agreement dated the same date as this Instrument, executed by Borrower, as Indemnitor, in favor of Lender, as Indemnitee.

(i) **"Environmental Permit"** means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to the Mortgaged Property.

(j) **"Event of Default"** means the occurrence of any event listed in Section 23.

(k) **"Fixtures"** means all property owned by Borrower which is so attached to the Land or the Improvements as to constitute a fixture under applicable law, including: machinery, equipment, engines, boilers, incinerators, installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention, or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment.

(l) **"Governmental Authority"** means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property.

(m) **"Hazard Insurance"** is defined in Section 20.

(n) **"Hazardous Materials"** means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (**"PCBs"**) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing

materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Mortgaged Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "pollutant" within the meaning of any Hazardous Materials Law.

(o) **"Hazardous Materials Laws"** means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials or the protection of human health or the environment and apply to Borrower or to the Mortgaged Property. Hazardous Materials Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, *et seq.*, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, *et seq.*, the Toxic Substance Control Act, 15 U.S.C. Section 2601, *et seq.*, the Clean Water Act, 33 U.S.C. Section 1251, *et seq.*, the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Solid Waste Disposal Act, as amended, the Clean Air Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, and their state analogs.

(p) **"Impositions"** and **"Imposition Deposits"** are defined in Section 7(a).

(q) **"Improvements"** means the buildings, structures, improvements, and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements and additions.

(r) **"Indebtedness"** means the principal of, interest at the fixed or variable rate set forth in the Note on, and all other amounts due at any time under, the Note, this Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances as provided in Section 12 to protect the security of this Instrument.

(s) **"Initial Owners"** means, with respect to Borrower or any other entity, the person(s) or entity(ies) that (i) on the date of the Note, or (ii) on the date of a Transfer to which Lender has consented, own in the aggregate 100% of the ownership interests in Borrower or that entity.

(t) **"Land"** means the land described in Exhibit A.

(u) **"Leases"** means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property, and all modifications, extensions or renewals.

(v) **"Lender"** means the entity identified as "Lender" in the first paragraph of this Instrument, or any subsequent holder of the Note.

(w) **"Loan Documents"** means the Note, this Instrument, the Assignment, the Borrower Certification, the Environmental Indemnity, all guaranties, all indemnity agreements, all Collateral Agreements, O&M Programs, and any other documents now or in the future executed by Borrower, any guarantor or any other person in connection with the loan evidenced by the Note, as such documents may be amended from time to time.

(x) **"Loan Servicer"** means the entity that from time to time is designated by Lender to collect payments and deposits and receive notices under the Note, this Instrument and any other Loan Document, and otherwise to service the loan evidenced by the Note for the benefit of Lender. Unless Borrower receives notice to the contrary, the Loan Servicer is the entity identified as "Lender" in the first paragraph of this Instrument.

(y) **"Mortgaged Property"** means all of Borrower's present and future right, title and interest in and to all of the following: (1) the Land; (2) the Improvements; (3) the Fixtures; (4) the Personalty; (5) all current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefiting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated; (6) all proceeds paid or to be paid by any insurer of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, whether or not Borrower obtained the insurance pursuant to Lender's requirement; (7) all awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, including any awards or settlements resulting from condemnation proceedings or the total or partial taking of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof; (8) all contracts, options and other agreements for the sale of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations; (9) all proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the

right to collect such proceeds; (10) all Rents and Leases; (11) all earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the loan secured by this Instrument and, if Borrower is a cooperative housing corporation, maintenance charges or assessments payable by shareholders or residents; (12) all Imposition Deposits; (13) all refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Instrument is dated); (14) all tenant security deposits which have not been forfeited by any tenant under any Lease and any bond or other security in lieu of such deposits; and (15) all names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property.

(z) **"Note"** means the Promissory Note described on page 1 of this Instrument, including all schedules, riders, allonges and addenda, as such Promissory Note may be amended from time to time.

(aa) **"O&M Program"** shall have the meaning as defined in the Environmental Indemnity.

(bb) **"Personalty"** means all: (i) accounts (including deposit accounts); (ii) equipment and inventory owned by Borrower, which are used now or in the future in connection with the ownership, management or operation of the Land or Improvements or are located on the Land or Improvements, including furniture, furnishings, machinery, building materials, goods, supplies, tools, books, records (whether in written or electronic form), computer equipment (hardware and software); (iii) other tangible personal property including ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances (other than Fixtures); (iv) any operating agreements relating to the Land or the Improvements; (v) any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements; (vi) all other intangible property, general intangibles and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land and including subsidy or similar payments received from any sources, including a governmental authority; and (vii) any rights of Borrower in or under letters of credit.

(cc) **"Property Jurisdiction"** is defined in Section 31(a).

(dd) **"Rents"** means all rents, revenues and other income of the Land or the Improvements, including parking fees and vending machine income and fees and charges for other services provided at the Mortgaged Property, whether now due, past due, or to become due, and deposits forfeited by tenants.

(ee) **"Taxes"** means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien, on the Land or the Improvements.

(ff) **"Transfer"** is defined in Section 22.

2. **UNIFORM COMMERCIAL CODE SECURITY AGREEMENT.**

(a) This Instrument is also a security agreement under the Uniform Commercial Code for any of the Mortgaged Property which, under applicable law, may be subjected to a security interest under the Uniform Commercial Code, whether such Mortgaged Property is owned now or acquired in the future, and all products and cash and non-cash proceeds thereof (collectively, **"UCC Collateral"**), and Borrower hereby grants to Lender a security interest in the UCC Collateral. Borrower hereby authorizes Lender to prepare and file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest and Borrower agrees, if Lender so requests, to execute and deliver to Lender such financing statements, continuation statements and amendments. Borrower shall pay all filing costs and all costs and expenses of any record searches for financing statements and/or amendments that Lender may require. Without the prior written consent of Lender, Borrower shall not create or permit to exist any other lien or security interest in any of the UCC Collateral. Unless Borrower gives Notice to Lender within 30 days after the occurrence of any of the following, and executes and delivers to Lender modifications or supplements of this Instrument (and any financing statement which may be filed in connection with this Instrument) as Lender may require, Borrower shall not (i) change its name, identity, structure or jurisdiction of organization; (ii) change the location of its place of business (or chief executive office if more than one place of business); or (iii) add to or change any location at which any of the Mortgaged Property is stored, held or located. If an Event of Default has occurred and is continuing, Lender shall have the remedies of a secured party under the Uniform Commercial Code, in addition to all remedies provided by this Instrument or existing under applicable law. In exercising any remedies, Lender may exercise its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability of Lender's other remedies. This Instrument constitutes a financing statement with respect to any part of the Mortgaged Property that is or may become a Fixture, if permitted by applicable law.

3. **ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; LENDER IN POSSESSION.**

(a) As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all Rents. It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents and to authorize and empower Lender to collect and receive all Rents without the necessity of further action on the part of Borrower. Promptly upon request by Lender, Borrower agrees to execute and deliver such further assignments as Lender may from time to time require. Borrower and Lender intend this assignment of Rents to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only. For purposes of giving effect to this absolute assignment of Rents, and for no other purpose, Rents shall not be deemed to be a part of the "Mortgaged Property" as that term is defined in this Security Instrument. However, if this present, absolute and unconditional assignment of Rents is not enforceable by its terms under the laws of the Property Jurisdiction, then the Rents shall be included as a part of the Mortgaged Property and it is the intention of the Borrower that in this circumstance this Instrument create and perfect a lien on Rents in favor of Lender, which lien shall be effective as of the date of this Instrument.

(b) After the occurrence of an Event of Default, Borrower authorizes Lender to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender. However, until the occurrence of an Event of Default, Lender hereby grants to Borrower a revocable license to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender and to apply all Rents to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities, Taxes and insurance premiums (to the extent not included in Imposition Deposits), tenant improvements and other capital expenditures. So long as no Event of Default has occurred and is continuing, the Rents remaining after application pursuant to the preceding sentence may be retained by Borrower free and clear of, and released from, Lender's rights with respect to Rents under this Instrument. From and after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, or by a receiver, Borrower's license to collect Rents shall automatically terminate and Lender shall without notice be entitled to all Rents as they become due and payable, including Rents then due and unpaid. Borrower shall pay to Lender upon demand all Rents to which Lender is entitled. At any time on or after the date of Lender's demand for Rents, Lender may give, and Borrower hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender, no tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and no tenant shall be obligated to pay to Borrower any amounts which are actually paid to Lender in response to such a notice. Any such notice by Lender shall be delivered to each tenant personally, by mail or by delivering such demand to each rental unit. Borrower shall not interfere with and shall cooperate with Lender's collection of such Rents.

(c) Borrower represents and warrants to Lender that Borrower has not executed any prior assignment of Rents (other than an assignment of Rents securing indebtedness that will be paid off and discharged with the proceeds of the loan evidenced by the Note), that Borrower has not performed, and Borrower covenants and agrees that it will not perform, any acts and has not executed, and shall not execute, any instrument which would prevent Lender from exercising its rights under this Section 3, and that at the time of execution of this Instrument there has been no anticipation or prepayment of any Rents for more than two months prior to the due dates of such Rents. Borrower shall not collect or accept payment of any Rents more than one (1) month prior to the due dates of such Rents.

(d) If an Event of Default has occurred and is continuing, Lender may, regardless of the adequacy of Lender's security or the solvency of Borrower and even in the absence of waste, enter upon and take and maintain full control of the Mortgaged Property in order to perform all acts that Lender in its discretion determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of Leases, the collection of all Rents, the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing the assignment of Rents pursuant to Section 3(a), protecting the Mortgaged Property or the security of this Instrument, or for such other purposes as Lender in its discretion may deem necessary or desirable. Alternatively, if an Event of Default has occurred and is continuing, regardless of the adequacy of Lender's security, without regard to Borrower's solvency and without the necessity of giving prior notice (oral or written) to Borrower, Lender may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in the preceding sentence. If Lender elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred and is continuing, Borrower, by its execution of this Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver *ex parte* if permitted by applicable law. Lender or the receiver, as the case may be, shall be entitled to receive

a reasonable fee for managing the Mortgaged Property. Immediately upon appointment of a receiver or immediately upon the Lender's entering upon and taking possession and control of the Mortgaged Property, Borrower shall surrender possession of the Mortgaged Property to Lender or the receiver, as the case may be, and shall deliver to Lender or the receiver, as the case may be, all documents, records (including computer files and other records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged Property and all security deposits and prepaid Rents. In the event Lender takes possession and control of the Mortgaged Property, Lender may exclude Borrower and its representatives from the Mortgaged Property. Borrower acknowledges and agrees that the exercise by Lender of any of the rights conferred under this Section 3 shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and Improvements.

(e) If Lender enters the Mortgaged Property, Lender shall be liable to account only to Borrower and only for those Rents actually received. Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Mortgaged Property, by reason of any act or omission of Lender under this Section 3, and Borrower hereby releases and discharges Lender from any such liability to the fullest extent permitted by law.

(f) If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall become an additional part of the Indebtedness as provided in Section 12.

(g) Any entering upon and taking of control of the Mortgaged Property by Lender or the receiver, as the case may be, and any application of Rents as provided in this Instrument shall not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Instrument.

4. ASSIGNMENT OF LEASES; LEASES AFFECTING THE MORTGAGED PROPERTY.

(a) As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all of Borrower's right, title and interest in, to and under the Leases, including Borrower's right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease. It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all of Borrower's right, title and interest in, to and under the Leases. Borrower and Lender intend this assignment of the Leases to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only. For purposes of giving effect to this absolute assignment of the Leases, and for no other purpose, the Leases shall not be deemed to be a part of the "Mortgaged Property" as that term is defined in this Security Instrument. However, if this present, absolute and unconditional assignment of the Leases is not enforceable by its terms under the laws of the Property Jurisdiction, then the Leases shall be included as a part of the Mortgaged Property and it is the intention of the Borrower that in this circumstance this Instrument create and perfect a lien on the Leases in favor of Lender, which lien shall be effective as of the date of this Instrument.

(b) Until Lender gives notice to Borrower of Lender's exercise of its rights under this Section 4, Borrower shall have all rights, power and authority granted to Borrower under any Lease (except as otherwise limited by this Section or any other provision of this Instrument), including the right, power and authority to modify the terms of any Lease or extend or terminate any Lease. Upon the occurrence of an Event of Default, the permission given to Borrower pursuant to the preceding sentence to exercise all rights, power and authority under Leases shall automatically terminate. Borrower shall comply with and observe Borrower's obligations under all Leases, including Borrower's obligations pertaining to the maintenance and disposition of tenant security deposits.

(c) Borrower acknowledges and agrees that the exercise by Lender, either directly or by a receiver, of any of the rights conferred under this Section 4 shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and the Improvements. The acceptance by Lender of the assignment of the Leases pursuant to Section 4(a) shall not at any time or in any event obligate Lender to take any action under this Instrument or to expend any money or to incur any expenses. Lender shall not be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Mortgaged Property. Prior to Lender's actual entry into and taking possession of the Mortgaged Property, Lender shall not (i) be obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease); (ii) be obligated to appear in or defend any action or proceeding relating to the Lease or the Mortgaged Property; or (iii) be responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property. The execution of this Instrument by Borrower shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and shall be that of Borrower, prior to such actual entry and taking of possession.

(d) Upon delivery of notice by Lender to Borrower of Lender's exercise of Lender's rights under this Section 4 at any time after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, Lender immediately shall have all rights, powers and authority granted to Borrower under any Lease, including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.

(e) Borrower shall, promptly upon Lender's request, deliver to Lender an executed copy of each Lease then in effect.

(f) Borrower further covenants with Lender that (i) all Leases shall be written on a standard form of lease that has been or will be approved in writing in advance by Lender; (ii) upon request, Borrower shall furnish Lender with executed copies of all Leases and all amendments thereto; (iii) no material changes may be made to the Lender-approved standard lease without the prior written consent of Lender; (iv) all renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates and shall be arm's-length transactions; (v) all Leases shall provide that (A) they are subordinate to this Security Instrument and any other indebtedness now or hereafter secured by the Mortgaged Property, (B) Lessees agree to attorn to Lender (such attornment to be effective upon Lender's acquisition of title to the Mortgaged Property), (C) Lessees agree to execute such further evidences of attornment as Lender may from time to time request, (D) the attornment of Lessees shall not be terminated by foreclosure, (E) Lender may, at Lender's option, accept or reject such attornment, and (F) Lessees agree to execute and acknowledge a subordination, attornment and non-disturbance agreement in form and content acceptable to Lender, and, two times in any calendar year, as Lender may request, a certificate signed by Lessee confirming and containing such factual certifications and representations deemed appropriate by Lender; (vi) Borrower shall not grant any purchase options without the prior written approval of Lender, and (vii) all new Leases shall be subject to the prior written approval of Lender.

(g) Borrower shall not receive or accept Rent under any Lease for more than one (1) month in advance.

(h). Borrower's Interest. Borrower is the sole owner of its entire interest as lessor under each Lease, has not executed any other assignment of any of the Leases or Rents, and has not done and shall not do anything that might prevent Lender from fully exercising its rights under this assignment.

(i). Leases Valid. The Leases are valid and enforceable in accordance with their terms and have not been altered, modified, amended, terminated, or renewed, nor have any of the terms and conditions of the Leases been waived in any manner except as approved in writing by Lender.

(j). Only Occupancy Lease. No Leases for occupancy of space within the Mortgaged Property have been or shall be entered into except for actual occupancy by the Tenants under such Leases. "Tenants" shall mean all tenants, lessees, subtenants, licensees, occupants, or similar parties to Leases for occupancy of space within the Mortgaged Property and their successors and assigns.

(k). No Defaults. No defaults presently exist under any of the Leases, and no state of facts exists that, with the giving of notice, lapse of time, or both, would constitute a default under any of the Leases; Borrower shall fulfill or perform each and every condition and covenant of each of the Leases by Borrower to be fulfilled or performed, give prompt notice to Lender of any notice of default either given or received by Borrower under any of the Leases, together with a complete copy of any such notice; 'and Borrower shall, at the sole cost and expense of Borrower, enforce, short of termination of any Lease, the performance or observance of all covenants and conditions of all such Leases by the Tenant(s) to be performed or observed.

(l). No Other Assignments. Borrower shall not, without Lender's prior written consent, execute any other assignment of the Leases or Rents.

(m). No Merger. Each Lease shall remain in full force and effect regardless of any merger under the Lease of the interests of any parties to it.

(n). Statements. Borrower shall furnish to Lender, within 30 days after Lender's request to do so, a written statement containing the names of all Tenants of the Mortgaged Property, the terms of their respective Leases, the designation of the spaces occupied, and the Rents paid.

(o). Leases. Borrower shall not, without Lender's prior written consent, (A) execute any future Leases of any portion of the Mortgaged Property; (B) terminate or consent to the cancellation or surrender of any Leases of the Mortgaged Property or of any part of it, having an unexpired term of six (6) months or more; (C) modify, alter, or amend any Leases, including, without limitation, shortening any unexpired term, decreasing the amount of the Rents payable, altering the structure of buildings or improvements within the Mortgaged Property or changing Its use; (D) accept prepayments more than 30 days before the due date of any installments of the Rents to become due and payable under any Leases; (E) accept any security deposit equal to more than two (2) months of any such installments of Rents; (F) consent to an assignment or subletting of the Mortgaged Property, In whole or in part, except as required under the Leases as approved by Lender; (G) consent to any settlement or compromise conditioned on acceptance of less than full payment of the amounts due In connection with any Lease whether under bankruptcy or applicable non bankruptcy law; or (H) cause or permit any Leases to be subordinated to any lien on the Mortgaged Property, except for the lien of the Deed of Trust.

(p). Prior Approval; No Set-Off. All Leases entered into by Borrower after the date of this Assignment shall be subject to the prior review and approval of Lender and shall be in form and content acceptable to Lender. If Borrower becomes aware that any of the Tenants proposes to do, or is doing any act that may give rise to set-off rights against the Rents, Borrower shall immediately (a) take such measures as shall be reasonably calculated to prevent the accrual of any such rights of set-off; (b) notify Lender of all measures so taken and of the amount of set-offs claimed by such Tenants; and (c) within 10 days after the accrual of any set-off rights against the Rents, reimburse Tenants who have acquired such rights, in full or take such other measures as shall effectively discharge such setoffs and ensure that Rents due thereafter shall continue to be payable without claims of setoff or deduction.

(q). Termination Payments. If any lease is terminated before its stated term has expired, all payments made by the Tenants in conjunction with such termination (including, but not limited to, voluntary buyout or termination payments, or payments made by or on the Tenants' behalf, incident to the Tenants' rejecting the lease in accordance with the federal Bankruptcy Code (or similar state creditors' rights laws», shall be made directly to lender, and Borrower shall have no right to any such payments. lender shall, in its reasonable discretion, apply such payments toward the Indebtedness due under the Note or toward the Mortgaged Property, including maintenance and repairs, payment of insurance premiums and taxes, and prevention of waste.

5. **PAYMENT OF INDEBTEDNESS; PERFORMANCE UNDER LOAN DOCUMENTS; PREPAYMENT PREMIUM.** Borrower shall pay the Indebtedness when due in accordance with the terms of the Note and the other Loan Documents and shall perform, observe and comply with all other provisions of the Note and the other Loan Documents. Borrower shall pay a prepayment premium in connection with certain prepayments of the Indebtedness, including a payment made after Lender's exercise of any right of acceleration of the Indebtedness, as provided in the Note.

6. **EXCULPATION.** Borrower's personal liability for payment of the Indebtedness and for performance of the other obligations to be performed by it under this Instrument is limited in the manner, and to the extent, provided in the Note.

7. **DEPOSITS FOR TAXES, INSURANCE AND OTHER CHARGES.**

(a) Borrower shall deposit with Lender on the day monthly installments of principal or interest, or both, are due under the Note (or on another day designated in writing by Lender), until the Indebtedness is paid in full, an additional amount sufficient to accumulate with Lender the entire sum required to pay, when due (1) any water and sewer charges which, if not paid, may result in a lien on all or any part of the Mortgaged Property, (2) the premiums for fire and other hazard insurance, rent loss insurance and such other insurance as Lender may require under Section 20, (3) Taxes, and (4) amounts for other charges and expenses which Lender at any time reasonably deems necessary to protect the Mortgaged Property, to prevent the imposition of liens on the Mortgaged Property, or otherwise to protect Lender's interests, all as reasonably estimated from time to time by Lender, plus one-sixth of such estimate. The amounts deposited under the preceding sentence are collectively referred to in this Instrument as the "**Imposition Deposits**". The obligations of Borrower for which the Imposition Deposits are required are collectively referred to in this Instrument as "**Impositions**". The amount of the Imposition Deposits shall be sufficient to enable Lender to pay

each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added. Lender shall maintain records indicating how much of the monthly Imposition Deposits and how much of the aggregate Imposition Deposits held by Lender are held for the purpose of paying Taxes, insurance premiums and each other obligation of Borrower for which Imposition Deposits are required. Any waiver by Lender of the requirement that Borrower remit Imposition Deposits to Lender may be revoked by Lender, in Lender's discretion, at any time upon notice to Borrower.

(b) Imposition Deposits shall be held in an institution (which may be Lender, if Lender is such an institution) whose deposits or accounts are insured or guaranteed by a federal agency. Lender shall not be obligated to open additional accounts or deposit Imposition Deposits in additional institutions when the amount of the Imposition Deposits exceeds the maximum amount of the federal deposit insurance or guaranty. Lender shall apply the Imposition Deposits to pay Impositions so long as no Event of Default has occurred and is continuing. Unless applicable law requires, Lender shall not be required to pay Borrower any interest, earnings or profits on the Imposition Deposits. Borrower hereby pledges and grants to Lender a security interest in the Imposition Deposits as additional security for all of Borrower's obligations under this Instrument and the other Loan Documents. Any amounts deposited with Lender under this Section 7 shall not be trust funds, nor shall they operate to reduce the Indebtedness, unless applied by Lender for that purpose under Section 7(e).

(c) If Lender receives a bill or invoice for an Imposition, Lender shall pay the Imposition from the Imposition Deposits held by Lender. Lender shall have no obligation to pay any Imposition to the extent it exceeds Imposition Deposits then held by Lender. Lender may pay an Imposition according to any bill, statement or estimate from the appropriate public office or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition.

(d) If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Lender plus one-sixth of such estimate, the excess shall be credited against future installments of Imposition Deposits. If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition is less than the amount reasonably estimated by Lender to be necessary plus one-sixth of such estimate, Borrower shall pay to Lender the amount of the deficiency within 15 days after written request by Lender.

(e) If an Event of Default has occurred and is continuing, Lender may apply any Imposition Deposits, in any amounts and in any order as Lender determines, in Lender's discretion, to pay any Impositions or as a credit against the Indebtedness. Upon payment in full of the Indebtedness, Lender shall refund to Borrower any Imposition Deposits held by Lender.

8. COLLATERAL AGREEMENTS. Borrower shall deposit with Lender such amounts as may be required by any Collateral Agreement and shall perform all other obligations of Borrower under each Collateral Agreement.

9. APPLICATION OF PAYMENTS. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion. Neither Lender's acceptance of an amount which is less than all amounts then due and payable nor Lender's application of such payment in the manner authorized shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Borrower's obligations under this Instrument and the Note shall remain unchanged.

10. COMPLIANCE WITH LAWS. Borrower shall comply with all laws, ordinances, regulations and requirements of any Governmental Authority and all recorded lawful covenants and agreements relating to or affecting the Mortgaged Property, including all laws, ordinances, regulations, requirements and covenants pertaining to health and safety, construction of improvements on the Mortgaged Property, fair housing, zoning and land use, and Leases. Borrower also shall comply with all applicable laws that pertain to the maintenance and disposition of tenant security deposits. Borrower shall at all times maintain records sufficient to demonstrate compliance with the provisions of this Section 10. Borrower shall take appropriate measures to prevent, and shall not engage in or knowingly permit, any illegal activities at the Mortgaged Property that could endanger tenants or visitors, result in damage to the Mortgaged Property, result in forfeiture of the Mortgaged Property, or otherwise materially impair the lien created by this Instrument or Lender's interest in the Mortgaged Property. Borrower represents and warrants to Lender that no portion of the Mortgaged Property has been or will be purchased with the proceeds of any illegal activity.

11. USE OF PROPERTY. Unless required by applicable law, Borrower shall not (a) except for any change in use approved by Lender, allow changes in the use for which all or any part of the Mortgaged Property is being used at the time this Instrument was executed, or (b) initiate or acquiesce in a change in the zoning classification

of the Mortgaged Property, or (c) establish any condominium or cooperative regime with respect to the Mortgaged Property.

12. **PROTECTION OF LENDER'S SECURITY.**

(a) If Borrower fails to perform any of its obligations under this Instrument or any other Loan Document, or if any action or proceeding is commenced which purports to affect the Mortgaged Property, Lender's security or Lender's rights under this Instrument, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Lender at Lender's option may make such appearances, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Borrower and to protect Lender's interest, including (1) payment of fees and out of pocket expenses of attorneys, accountants, inspectors and consultants, (2) entry upon the Mortgaged Property to make repairs or secure the Mortgaged Property, (3) procurement of the insurance required (4) payment of amounts which Borrower has failed to pay.

(b) Any amounts disbursed by Lender under this Section, or under any other provision of this Instrument that treats such disbursement as being made under this Section, shall be added to, and become part of, the principal component of the Indebtedness, shall be immediately due and payable and shall bear interest from the date of disbursement until paid at the "**Default Rate**", as defined in the Note.

(c) Nothing in this Section shall require Lender to incur any expense or take any action.

13. **CHARGES; LIENS.** Borrower shall perform all of Borrower's obligations under any mortgage, deed of trust or other security agreement with a lien which has priority over this Deed of Trust including borrower's covenants to make payments when due. Additionally, borrower shall pay all taxes, assessments, charges, including garbage billings, fines, and impositions attributable to the Property which can attain priority over this Security Instrument, leasehold payments or ground rents on the Property, if any, and Community Association Dues, Fees and Assessments, if any. To the extent that these items are Escrow Items, Borrower shall pay them in the manner provided in Section 7.

All Property Assessed Clean Energy assessment/liens ("PACE") (or similar type program) are prohibited. In the event that a PACE assessment/lien becomes a lien on the Property and becomes a part of the payment of property taxes or becomes senior to this Security Instrument in any way, Borrower shall be in breach of the Note and this Security Instrument and Lender has the right to take all acts set forth in Security Instrument and to accelerate this Loan. The loan shall be in default and Lender may proceed under Section 23 of this Security Instrument. This supersedes any and all conflicting language regarding taxes, liens and assessments in this Security Instrument.

Lender may order a one-time tax service which borrower shall be responsible for payment.

Borrower shall promptly discharge any lien which has priority over this Security Instrument unless Borrower: (a) agrees in writing to the payment of the obligation secured by the lien in a manner acceptable to Lender, but only so long as Borrower is performing such agreement; (b) contests the lien in good faith by, or defends against enforcement of the lien in, legal proceedings which in Lender's opinion operate to prevent the enforcement of the lien while those proceedings are pending, but only until such proceedings are concluded; or (c) secures from the holder of the lien an agreement satisfactory to Lender subordinating the lien to this Security Instrument. If Lender determines that any part of the Property is subject to a lien which can attain priority over this Security Instrument, Lender may give Borrower a notice identifying the lien. Within 10 days of the date on which that notice is given (excluding Deed of Trust liens, which need no notice), Borrower shall satisfy the lien or take one or more of the actions set forth above in this Section 13. Failure to do so by Borrower, may result in Lender accelerating the Note under Section 22.

14. **INSPECTION.** Lender, its agents, representatives, and designees may make or cause to be made entries upon and inspections of the Mortgaged Property (including environmental inspections and tests) during normal business hours, or at any other reasonable time.

15. **BOOKS AND RECORDS; FINANCIAL REPORTING.**

(a) Borrower shall keep and maintain at all times at the Mortgaged Property or the management agent's offices, and upon Lender's request shall make available at the Mortgaged Property, complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the operation of the Mortgaged Property, and copies of all written contracts, Leases, and other instruments which affect the Mortgaged

Property. The books, records, contracts, Leases and other instruments shall be subject to examination and inspection at any reasonable time by Lender.

(b) Borrower shall furnish to Lender all of the following:

(1) within 120 days after the end of each fiscal year of Borrower, a statement of income and expenses for Borrower's operation of the Mortgaged Property for that fiscal year, a statement of changes in financial position of Borrower relating to the Mortgaged Property for that fiscal year and, when requested by Lender, a balance sheet showing all assets and liabilities of Borrower relating to the Mortgaged Property as of the end of that fiscal year;

(2) within 120 days after the end of each fiscal year of Borrower, and at any other time upon Lender's request, a rent schedule for the Mortgaged Property showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable for the current month, the date through which rent has been paid, and any related information requested by Lender;

(3) within 120 days after the end of each fiscal year of Borrower, and at any other time upon Lender's request, an accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts;

(4) within 120 days after the end of each fiscal year of Borrower, and at any other time upon Lender's request, a statement that identifies all owners of any interest in Borrower and any Controlling Entity and the interest held by each, if Borrower or a Controlling Entity is a corporation, all officers and directors of Borrower and the Controlling Entity, and if Borrower or a Controlling Entity is a limited liability company, all managers who are not members;

(5) upon Lender's request, quarterly income and expense statements for the Mortgaged Property;

(6) upon Lender's request at any time when an Event of Default has occurred and is continuing, monthly income and expense statements for the Mortgaged Property;

(7) upon Lender's request, a monthly property management report for the Mortgaged Property, showing the number of inquiries made and rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender;

(8) upon Lender's request, a balance sheet, a statement of income and expenses for Borrower and a statement of changes in financial position of Borrower for Borrower's most recent fiscal year; and

(9) within thirty (30) days after filing, copies of all federal and state income tax returns filed by Borrower.

(c) Each of the statements, schedules and reports required by Section 14(b) shall be certified to be complete and accurate by an individual having authority to bind Borrower, and shall be in such form and contain such detail as Lender may reasonably require. Lender also may require that any statements, schedules or reports be audited at Borrower's expense by independent certified public accountants acceptable to Lender.

(d) In the event Borrower fails to deliver such reports within the time frames provided in Section 14(b) above, then such failure shall constitute an Event of Default and, in addition to any other remedies which may be available to Lender as a result of such Event of Default, Borrower shall pay a late charge equal to two percent (2%) of the monthly payment amount for each late submission of financial reports to compensate Lender or its servicer for the additional administrative expense caused by such failure or delay whether or not Borrower is entitled to any notice and opportunity to cure such failure prior to the exercise of any of the remedies. Failure to provide any reports as required by this Section 14 shall constitute an Event of Default hereunder. Such late charge shall be charged each month that any financial statements remain delinquent. The late charge shall be immediately payable from Borrower upon demand by Lender and, until paid, shall be added to and constitute a part of the Indebtedness as provided for in this Security Instrument. The financial statement late charge shall be in addition to any other remedies available to Lender as a result of Borrower's default. In no event shall the financial statement late charge constitute a cure of Borrower's default in failing to provide financial statements, nor limit Lender's remedies as a result of such default. In addition, if Borrower fails to provide in a timely manner the statements, schedules and reports required by Section 14(b), then such failure shall constitute an Event of Default and, in addition to any other remedies which may be

available to Lender as a result of such Event of Default, Lender shall have the right to have Borrower's books and records audited, at Borrower's expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related costs and expenses of Lender shall become immediately due and payable and shall become an additional part of the Indebtedness as provided in this Security Instrument.

(e) If an Event of Default has occurred and is continuing, Borrower shall deliver to Lender upon written demand all books and records relating to the Mortgaged Property or its operation.

(f) Borrower authorizes Lender to obtain a credit report on Borrower at any time.

16. TAXES; OPERATING EXPENSES.

(a) Borrower shall pay, or cause to be paid, all Taxes when due and before the addition of any interest, fine, penalty or cost for nonpayment.

(b) Borrower shall pay the expenses of operating, managing, maintaining and repairing the Mortgaged Property (including insurance premiums, utilities, repairs and replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added.

(c) As long as no Event of Default exists and Borrower has timely delivered to Lender any bills or premium notices that it has received, Borrower shall not be obligated to pay Taxes, insurance premiums or any other individual Imposition to the extent that sufficient Imposition Deposits are held by Lender for the purpose of paying that specific Imposition. If an Event of Default exists, Lender may exercise any rights Lender may have with respect to Imposition Deposits without regard to whether Impositions are then due and payable. Lender shall have no liability to Borrower for failing to pay any Impositions to the extent that any Event of Default has occurred and is continuing, insufficient Imposition Deposits are held by Lender at the time an Imposition becomes due and payable or Borrower has failed to provide Lender with bills and premium notices as provided above.

(d) Borrower, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any Imposition other than insurance premiums, if (1) Borrower notifies Lender of the commencement or expected commencement of such proceedings, (2) the Mortgaged Property is not in danger of being sold or forfeited, (3) Borrower deposits with Lender reserves sufficient to pay the contested Imposition, if requested by Lender, and (4) Borrower furnishes whatever additional security is required in the proceedings or is reasonably requested by Lender, which may include the delivery to Lender of the reserves established by Borrower to pay the contested Imposition.

(e) Borrower shall promptly deliver to Lender a copy of all notices of, and invoices for, Impositions, and if Borrower pays any Imposition directly, Borrower shall promptly furnish to Lender receipts evidencing such payments.

17. LIENS; ENCUMBRANCES. Borrower acknowledges that the grant, creation or existence of any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance (a "**Lien**") on the Mortgaged Property (other than the lien of this Instrument and the Approved Second Deed of Trust) or on certain ownership interests in Borrower, whether voluntary, involuntary or by operation of law, and whether or not such Lien has priority over the lien of this Instrument, is a "**Transfer**" which constitutes an Event of Default under Section 23 of this Instrument and subjects Borrower to full personal liability under the Note.

18. PRESERVATION, MANAGEMENT AND MAINTENANCE OF MORTGAGED PROPERTY. Borrower (a) shall not commit waste or permit impairment or deterioration of the Mortgaged Property, (b) shall not abandon the Mortgaged Property, (c) shall restore or repair promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not insurance proceeds or condemnation awards are available to cover any costs of such restoration or repair, (d) shall keep the Mortgaged Property in good repair, including the replacement of Personalty and Fixtures with items of equal or better function and quality, (e) shall provide for professional management of the Mortgaged Property by a property manager satisfactory to Lender under a contract approved by Lender in writing, and (f) shall give notice to Lender of and, unless otherwise directed in writing by Lender, shall appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Lender's security or Lender's rights under this Instrument. Borrower shall not (and shall not permit any tenant or other person to) remove, demolish or alter the Mortgaged Property or any part of the Mortgaged Property except in connection with the replacement of tangible Personalty.

Should this loan fall into default for any reason or fall under any other city, county or states ordinance notification/correction situation (i.e. vacant property), borrower agrees to pay any and all ordinance/registration fees to the city/county, corrective fees/charges when due, or advanced by lender. In addition, should inspections be required, borrower understands that they are responsible for the fees of all said inspections. These could be monthly inspections, depending upon the requirement of the lender and/or county/city/state regulation.

19. ENVIRONMENTAL HAZARDS. Borrower shall comply with all covenants, conditions, provisions and obligations of Borrower (as Indemnitor) under the Environmental Indemnity Agreement.

20. PROPERTY AND LIABILITY INSURANCE.

(a) Borrower shall keep the Improvements insured at all times against such hazards as Lender may from time to time require, which insurance shall include but not be limited to coverage against loss by fire and allied perils, general boiler and machinery coverage, and business income coverage. Lender's insurance requirements may change from time to time throughout the term of the Indebtedness. If Lender so requires, such insurance shall also include sinkhole insurance, mine subsidence insurance, earthquake insurance, and, if the Mortgaged Property does not conform to applicable zoning or land use laws, building ordinance or law coverage. If any of the Improvements is located in an area identified by the Federal Emergency Management Agency (or any successor to that agency) as an area having special flood hazards, and if flood insurance is available in that area, Borrower shall insure such Improvements against loss by flood. All insurance required pursuant to this Section 20(a) shall be referred to as "**Hazard Insurance.**"

(b) All premiums on insurance policies required under Section 20(a) shall be paid in the manner provided in Section 7, unless Lender has designated in writing another method of payment. All such policies shall also be in a form approved by Lender. All policies of property damage insurance shall include a non-contributing, non-reporting mortgage clause in favor of, and in a form approved by, Lender. Lender shall have the right to hold the original policies or duplicate original policies of all insurance required by Section 20(a). Borrower shall promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies and all receipts for paid premiums. At least 30 days prior to the expiration date of a policy, Borrower shall deliver to Lender the original (or a duplicate original) of a renewal policy in form satisfactory to Lender.

(c) Borrower shall maintain at all times commercial general liability insurance, workers' compensation insurance and such other liability, errors and omissions and fidelity insurance coverages as Lender may from time to time require.

(d) All insurance policies and renewals of insurance policies required by this Section 20 shall be in such amounts and for such periods as Lender may from time to time require, shall be in such form and contain such endorsements as Lender may from time to time require, and shall be issued by insurance companies satisfactory to Lender.

(e) Borrower shall comply with all insurance requirements and shall not permit any condition to exist on the Mortgaged Property that would invalidate any part of any insurance coverage that this Instrument requires Borrower to maintain.

(f) In the event of loss, Borrower shall give immediate written notice to the insurance carrier and to Lender. Borrower hereby authorizes and appoints Lender as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claims under policies of property damage insurance, to appear in and prosecute any action arising from such property damage insurance policies, to collect and receive the proceeds of property damage insurance, and to deduct from such proceeds Lender's expenses incurred in the collection of such proceeds. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 20 shall require Lender to incur any expense or take any action. Lender may, at Lender's option, (1) hold the balance of such proceeds to be used to reimburse Borrower for the cost of restoring and repairing the Mortgaged Property to the equivalent of its original condition or to a condition approved by Lender (the "**Restoration**"), or (2) apply the balance of such proceeds to the payment of the Indebtedness, whether or not then due. To the extent Lender determines to apply insurance proceeds to Restoration, Lender shall do so in accordance with Lender's then-current policies relating to the restoration of casualty damage on similar properties.

(g) Lender shall not exercise its option to apply insurance proceeds to the payment of the Indebtedness if all of the following conditions are met: (1) no Event of Default (or any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default) has occurred and is continuing; (2) Lender determines, in its discretion, that there will be sufficient funds to complete the Restoration; (3) Lender determines, in its discretion, that the rental income from the Mortgaged Property after completion of the Restoration will be sufficient to meet all operating costs and other expenses, Imposition Deposits, deposits to reserves and loan repayment obligations relating to the Mortgaged Property; and (4) Lender determines, in its discretion, that the Restoration will be completed before the earlier of (A) one year before the maturity date of the Note or (B) one year after the date of the loss or casualty.

(h) If the Mortgaged Property is sold at a foreclosure sale or Lender acquires title to the Mortgaged Property, Lender shall automatically succeed to all rights of Borrower in and to any insurance policies and unearned insurance premiums and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

21. **CONDEMNATION.**

(a) Borrower shall promptly notify Lender of any action or proceeding relating to any condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect (a "**Condemnation**"). Borrower shall appear in and prosecute or defend any action or proceeding relating to any Condemnation unless otherwise directed by Lender in writing. Borrower authorizes and appoints Lender as attorney-in-fact for Borrower to commence, appear in and prosecute, in Lender's or Borrower's name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 21 shall require Lender to incur any expense or take any action. Borrower hereby transfers and assigns to Lender all right, title and interest of Borrower in and to any award or payment with respect to (i) any Condemnation, or any conveyance in lieu of Condemnation, and (ii) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation.

(b) Lender may apply such awards or proceeds, after the deduction of Lender's expenses incurred in the collection of such amounts, at Lender's option, to the restoration or repair of the Mortgaged Property or to the payment of the Indebtedness, with the balance, if any, to Borrower. Unless Lender otherwise agrees in writing, any application of any awards or proceeds to the Indebtedness shall not extend or postpone the due date of any monthly installments referred to in the Note, Section 7 of this Instrument or any Collateral Agreement, or change the amount of such installments. Borrower agrees to execute such further evidence of assignment of any awards or proceeds as Lender may require.

22. **TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER [NO RIGHT TO TRANSFER]. All transfers shall cause the entire debt to be called due and payable without notice to Borrower.**

(a) "**Transfer**" means (A) a sale, assignment, transfer or other disposition (whether voluntary, involuntary or by operation of law); (B) the granting, creating or attachment of a lien, encumbrance or security interest (whether voluntary, involuntary or by operation of law); (C) the issuance or other creation of an ownership interest in a legal entity, including a partnership interest, interest in a limited liability company or corporate stock; (D) the withdrawal, retirement, removal or involuntary resignation of a partner in a partnership or a member or manager in a limited liability company; or (E) the merger, dissolution, liquidation, or consolidation of a legal entity or the reconstitution of one type of legal entity into another type of legal entity. "Transfer" does not include (i) a conveyance of the Mortgaged Property at a judicial or non-judicial foreclosure sale under this Instrument or (ii) the Mortgaged Property becoming part of a bankruptcy estate by operation of law under the United States Bankruptcy Code. For purposes of defining the term "Transfer," the term "partnership" shall mean a general partnership, a limited partnership, a joint venture and a limited liability partnership, and the term "partner" shall mean a general partner, a limited partner and a joint venturer. A transfer shall constitute a default under the terms of this loan and said loan may be declared due in full at that time.

(b) "Transfer" does not include: (i)) the Mortgaged Property becoming part of a bankruptcy estate by operation of law under the United States Bankruptcy Code, or (ii) a lien against the Mortgaged Property for local taxes and/or assessments not then due and payable.

(c) The occurrence of any of the following events shall not constitute an Event of Default under this Instrument, notwithstanding any provision of Section 22(a) to the contrary:

(1) a Transfer to which Lender has consented;

(2) a Transfer that occurs by devise, descent, or by operation of law upon the death of a natural person (unless such death itself is an Event of Default under Section 22(k) the Deed of Trust);

(3) the grant of a leasehold interest approved in writing by Lender;

(4) a Transfer of obsolete or worn out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality, which are free of liens, encumbrances and security interests other than those created by the Loan Documents or consented to by Lender;

(5) the grant of an easement, if before the grant Lender determines that the easement will not materially affect the operation or value of the Mortgaged Property or Lender's interest in the Mortgaged Property, and Borrower pays to Lender, upon demand, all costs and expenses incurred by Lender in connection with reviewing Borrower's request; and

(6) the creation of a mechanic's, materialman's, or judgment lien against the Mortgaged Property which is released of record or otherwise remedied to Lender's satisfaction within 60 days of the date of creation.

(d) The occurrence of any of the following Transfers shall not constitute an Event of Default under this Instrument, provided that Borrower has notified Lender in writing within 30 days following the occurrence of any of the following, and such Transfer does not constitute an Event of Default under any other Section of this Instrument:

(i) a change of the Borrower's name, provided that UCC financing statements and/or amendments sufficient to continue the perfection of Lender's security interest have been properly filed and copies have been delivered to Lender;

(ii) a change of the form of the Borrower not involving a transfer of the Borrower's assets and not resulting in any change in liability of any Initial Owner, provided that UCC financing statements and/or amendments sufficient to continue the perfection of Lender's security interest have been properly filed and copies have been delivered to Lender;

(iii) the merger of the Borrower with another entity when the Borrowing entity is the surviving entity;

(iv) the grant of an easement, if before the grant Lender determines that the easement will not materially affect the operation or value of the Mortgaged Property or Lender's interest in the Mortgaged Property, and Borrower pays to Lender, upon demand, all costs and expenses, including Attorneys' Fees and Costs, incurred by Lender in connection with reviewing Borrower's request.

(e) The occurrence of any of the following events shall constitute an Event of Default under this Instrument:

(1) a Transfer of all or any part of the Mortgaged Property or any interest in the Mortgaged Property (including without limitation the creation or existence of any Lien as provided in Section 17 of the Deed of Trust);

(2) if Borrower is a limited partnership, a Transfer of (A) any general partnership interest, or (B) limited partnership interests in Borrower that would cause the Initial Owners of Borrower to own less than a Controlling Interest of all limited partnership interests in Borrower;

(3) if Borrower is a general partnership or a joint venture, a Transfer of any general partnership or joint venture interest in Borrower;

(4) if Borrower is a limited liability company, (A) a Transfer of any membership interest in Borrower which would cause the Initial Owners to own less than a Controlling Interest of all the membership interests in Borrower, (B) a Transfer of any membership or other interest of a manager in Borrower that results in a change of manager, or (C) a change of a nonmember manager;

(5) if Borrower is a corporation, (A) the Transfer of any voting stock in Borrower which would cause the Initial Owners to own less than a Controlling Interest of any class of voting stock in Borrower or (B) if the outstanding voting stock in Borrower is held by 100 or more shareholders, one or more transfers by a single transferor within a 12-month period affecting an aggregate of 5% or more of that stock;

(6) if Borrower is a trust, (A) a Transfer of any beneficial interest in Borrower which would cause the Initial Owners to own less than a Controlling Interest of all the beneficial interests in Borrower, or (B) the termination or revocation of the trust, or (C) the removal, appointment or substitution of a trustee of Borrower; and

(7) a Transfer of any interest in a Controlling Entity which, if such Controlling Entity were Borrower, would result in an Event of Default under any of Sections 22(e) through (6) above.

Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default in order to exercise any of its remedies with respect to an Event of Default under this Section 22.

23. **EVENTS OF DEFAULT.** The occurrence of any one or more of the following shall constitute an Event of Default under this Instrument:

(a) any failure by Borrower to pay or deposit when due any amount required by the Note, this Instrument or any other Loan Document;

(b) any failure by Borrower to maintain the insurance coverage required by Section 20;

(c) any default on senior liens including taxes and/or assessments

(d) fraud or material misrepresentation or material omission by Borrower, any of its officers, directors, trustees, general partners or managers or any guarantor in connection with (A) the application for or creation of the Indebtedness, (B) any financial statement, rent roll, or other report or information provided to Lender during the term of the Indebtedness, or (C) any request for Lender's consent to any proposed action, including a request for disbursement of funds under any Collateral Agreement;

(e) any Event of Default under Section 22;

(f) the commencement of a forfeiture action or proceeding, whether civil or criminal, which, in Lender's reasonable judgment, could result in a forfeiture of the Mortgaged Property or otherwise materially impair the lien created by this Instrument or Lender's interest in the Mortgaged Property;

(g) any failure by Borrower to perform any of its obligations under this Instrument, as and when required. However, no such notice or grace period shall apply in the case of any such failure which could, in Lender's judgment, absent immediate exercise by Lender of a right or remedy under this Instrument, result in harm to Lender, impairment of the Note or this Instrument or any other security given under any other Loan Document;

(h) any failure by Borrower to perform any of its obligations as and when required under any Loan Document other than this Instrument which continues beyond the applicable cure period, if any, specified in that Loan Document;

(i) any exercise by the holder of any debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Mortgaged Property of a right to declare all amounts due under that debt instrument immediately due and payable;

(j) Borrower makes a general assignment for the benefit of creditors, voluntarily files for bankruptcy protection under the United States Bankruptcy Code or voluntarily becomes subject to any reorganization, receivership, insolvency proceeding or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights, or an involuntary case is commenced against Borrower by any creditor (other than Lender) of Borrower pursuant to the United States Bankruptcy Code or other federal or state law affecting debtor and creditor rights and is not dismissed or discharged within 60 days after filing; and

(k) Borrower (if Borrower is a natural person) or any general partner or trustee or guarantor who is a natural person dies, or becomes incompetent, or purports to revoke or dispute the validity of, or liability under, any of the Loan Documents or any guaranty; provided, however, that in the event of a death, Lender, in its sole, absolute and unfettered discretion, may permit the deceased Borrower's, general partner's, or guarantor's estate or the successor trustee or beneficiaries of the trust to assume unconditionally the obligations of such deceased person under the Loan Documents and/or guaranty, in a manner satisfactory to Lender, and, in doing so, cure such Event of Default.

24. **REMEDIES CUMULATIVE.** Each right and remedy provided in this Instrument is distinct from all other rights or remedies under this Instrument or any other Loan Document or afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order.

25. **FORBEARANCE.**

(a) Lender may (but shall not be obligated to) agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any guarantor or other third party obligor, to take any of the following actions: extend the time for payment of all or any part of the Indebtedness; reduce the payments due under this Instrument, the Note, or any other Loan Document; release anyone liable for the payment of any amounts under this Instrument, the Note, or any other Loan Document; accept a renewal of the Note; modify the terms and time of payment of the Indebtedness; join in any extension or subordination agreement; release any Mortgaged Property; take or release other or additional security; modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable under the Note; and otherwise modify this Instrument, the Note, or any other Loan Document.

(b) Any forbearance by Lender in exercising any right or remedy under the Note, this Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender's receipt of any awards or proceeds under Sections 20 and 21 shall not operate to cure or waive any Event of Default.

26. **LOAN CHARGES.** If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge provided for in any Loan Document, whether considered separately or together with other charges levied in connection with any other Loan Document, violates that

law, and Borrower is entitled to the benefit of that law, that charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the principal of the Indebtedness. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness which constitutes interest, as well as all other charges levied in connection with the Indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

27. **WAIVER OF STATUTE OF LIMITATIONS.** Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce any Loan Document.

28. **OMITTED.**

29. **FURTHER ASSURANCES.** Borrower shall execute, acknowledge, and deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements, transfers and assurances as Lender may require from time to time in order to better assure, grant, and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Instrument and the Loan Documents.

30. **ESTOPPEL CERTIFICATE.** Within 10 days after a request from Lender, Borrower shall deliver to Lender a written statement, signed and acknowledged by Borrower, certifying to Lender or any person designated by Lender, as of the date of such statement, (i) that the Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications); (ii) the unpaid principal balance of the Note; (iii) the date to which interest under the Note has been paid; (iv) that Borrower is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Instrument or any of the other Loan Documents (or, if the Borrower is in default, describing such default in reasonable detail); (v) whether or not there are then existing any setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents; and (vi) any additional facts requested by Lender.

31. **GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.**

(a) This Instrument, and any Loan Document which does not itself expressly identify the law that is to apply to it, shall be governed by the laws of the jurisdiction in which the Broker is located (the "**Property Jurisdiction**") unless the law specifically governs otherwise.

(b) Borrower agrees that any controversy arising under or in relation to the Note, this Instrument, or any other Loan Document shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to the Note, any security for the Indebtedness, or any other Loan Document. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

32. All notices given by Borrower or Lender in connection with this Security Instrument must be in writing. Any notice to Borrower in connection with this Security Instrument shall be deemed to have been given to Borrower when mailed by first class mail or when actually delivered to Borrower's Mailing Address if sent by other means. Notice to any one Borrower shall constitute notice to all Borrowers unless Applicable Law expressly requires otherwise. The notice address shall be the Mailing Address unless Borrower has designated a substitute notice address by notice to Lender.

Borrower shall promptly notify Lender of Borrower's change of address. If Lender specifies a procedure for reporting Borrower's change of address, then Borrower shall only report a change of address through that specified procedure. There may be only one designated notice address under this Security Instrument at any one time. Any notice to Lender shall be given by delivering it or by mailing it by first class mail to Lender's address stated herein unless Lender has designated another address by notice to Borrower.

Any notice in connection with this Security Instrument shall not be deemed to have been given to Lender until actually received by Lender. If any notice required by this Security Instrument is also required under Applicable Law, the Applicable Law requirement will satisfy the corresponding requirement under this Security Instrument. Borrower requests that a copy of any Notice of Default and any Notice of Sale hereunder be mailed to Borrower at the Mailing Address stated herein, unless Borrower has designated another address by Notice to Lender.

33. **SALE OF NOTE; CHANGE IN SERVICER.** The Note or a partial interest in the Note (together with this Instrument and the other Loan Documents) may be sold one or more times without prior notice to Borrower. A sale may result in a change of the Loan Servicer. There also may be one or more changes of the Loan Servicer unrelated to a sale of the Note. If there is a change of the Loan Servicer, Borrower will be given notice of the change.

34. **SUCCESSORS AND ASSIGNS BOUND.** This Instrument shall bind, and the rights granted by this Instrument shall inure to, the respective successors and assigns of Lender and Borrower. However, a Transfer not permitted by Section 22 shall be an Event of Default.

35. **JOINT AND SEVERAL LIABILITY.** If more than one person or entity signs this Instrument as Borrower, the obligations of such persons and entities under this Instrument, the Note and other Loan Documents shall be joint and several.

36. **RELATIONSHIP OF PARTIES; NO THIRD PARTY BENEFICIARY.**

(a) The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Instrument shall create any other relationship between Lender and Borrower.

(b) No creditor of any party to this Instrument and no other person shall be a third party beneficiary of this Instrument or any other Loan Document. Without limiting the generality of the preceding sentence, (1) any arrangement (a "**Servicing Arrangement**") between the Lender and any Loan Servicer for loss sharing or interim advancement of funds shall constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness, (2) Borrower shall not be a third party beneficiary of any Servicing Arrangement, and (3) no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

37. **SEVERABILITY; ENTIRE AGREEMENT; AMENDMENTS.** The parties intend that the provisions of this Instrument and all other Loan Documents, including the Promissory Note evidencing the indebtedness secured hereby, shall be legally severable. If any term or provision of this Instrument or any other Loan Document, including the Promissory Note evidencing the indebtedness secured hereby, be determined to any extent by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Instrument or of such other Loan Document, including the aforesaid Promissory Note, shall not be affected thereby and each term and provision shall be valid and be enforceable to the fullest extent permitted by law. This Instrument and the aforesaid Promissory Note contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Instrument. This Instrument may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

38. **CONSTRUCTION.** The captions and headings of the sections of this Instrument are for convenience only and shall be disregarded in construing this Instrument. Any reference in this Instrument to an "Exhibit" or a "Section" shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Instrument or to a Section of this Instrument. All Exhibits attached to or referred to in this Instrument are incorporated by reference into this Instrument. Any reference in this Instrument to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Agreement includes the plural and use of the plural includes the singular. As used in this Instrument, the term "including" means "including, but not limited to."

39. **LOAN SERVICING.** All actions regarding the servicing of the loan evidenced by the Note, including the collection of payments, the giving and receipt of notice, inspections of the Property, inspections of books and records, and the granting of consents and approvals, may be taken by the Loan Servicer unless Borrower receives notice to the contrary. If Borrower receives conflicting notices regarding the identity of the Loan Servicer or any other subject, any such notice from Lender shall govern.

40. **DISCLOSURE OF INFORMATION.** Lender may furnish information regarding Borrower or the Mortgaaged Property to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, purchase or securitization of the Indebtedness, including but not limited to trustees, master servicers, special servicers, rating agencies, and organizations maintaining databases on the underwriting and performance of similar mortgage loans. Borrower irrevocably waives any and all rights it may have under applicable law to prohibit such disclosure, including but not limited to any right of privacy.

41. **NO CHANGE IN FACTS OR CIRCUMSTANCES.** All information in the application for the loan submitted to Lender (the "**Loan Application**") and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application are complete and accurate in all material respects. There has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate.

42. SUBROGATION. If, and to the extent that, the proceeds of the loan evidenced by the Note are used to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a pre-existing mortgage, deed of trust or other lien encumbering the Mortgaged Property (a "**Prior Lien**"), such loan proceeds shall be deemed to have been advanced by Lender at Borrower's request, and Lender shall automatically, and without further action on its part, be subrogated to the rights, including lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

43. ACCELERATION; REMEDIES. If an Event of Default has occurred, Lender, at Lender's option, may declare the Indebtedness to be immediately due and payable without further demand, and may invoke the power of sale and any other remedies permitted by California law or provided in this Instrument or in any other Loan Document. Borrower acknowledges that the power of sale granted in this Instrument may be exercised by Lender without prior judicial hearing. Lender shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including attorneys' fees, costs of documentary evidence, abstracts and title reports.

If the power of sale is invoked, Lender shall execute a written notice of the occurrence of an Event of Default and of Lender's election to cause the Mortgaged Property to be sold and shall cause the notice to be recorded in each county in which the Mortgaged Property or some part of the Mortgaged Property is located. Trustee shall give notice of default and notice of sale and shall sell the Mortgaged Property according to California law. Trustee may sell the Mortgaged Property at the time and place and under the terms designated in the notice of sale in one or more parcels and in such order as Trustee may determine. Trustee may postpone the sale of all or any part of the Mortgaged Property by public announcement at the time and place of any previously scheduled sale. Lender or Lender's designee may purchase the Mortgaged Property at any sale.

Trustee shall deliver to the purchaser at the sale, within a reasonable time after the sale, a deed conveying the Mortgaged Property so sold without any express or implied covenant or warranty. The recitals in Trustee's deed shall be prima facie evidence of the truth of the statements made in those recitals. Trustee shall apply the proceeds of the sale in the following order: (a) to all costs and expenses of the sale, including Trustee's fees not to exceed 5% of the gross sales price, attorneys' fees and costs of title evidence; (b) to the Indebtedness in such order as Lender, in Lender's discretion, directs; and (c) the excess, if any, to the person or persons legally entitled to the excess.

44. RECONVEYANCE. Upon payment of the Indebtedness, Lender shall request Trustee to reconvey the Mortgaged Property and shall surrender this Instrument and the Note to Trustee. Trustee shall reconvey the Mortgaged Property without warranty to the person or persons legally entitled to the Mortgaged Property. Such person or persons shall pay Trustee's reasonable costs incurred in so reconveying the Mortgaged Property.

45. SUBSTITUTE TRUSTEE. Lender, at Lender's option, may from time to time, by a written instrument, appoint a successor trustee, which instrument, when executed and acknowledged by Lender and recorded in the office of the Recorder of the county or counties where the Mortgaged Property is situated, shall be conclusive proof of proper substitution of the successor trustee. The successor trustee shall, without conveyance of the Mortgaged Property, succeed to all the title, power and duties conferred upon the Trustee in this Instrument and by California law. The instrument of substitution shall contain the name of the original Lender, Trustee and Borrower under this Instrument, the book and page where this Instrument is recorded, and the name and address of the successor trustee. If notice of default has been recorded, this power of substitution cannot be exercised until after the costs, fees and expenses of the then acting Trustee have been paid to such Trustee, who shall endorse receipt of those costs, fees and expenses upon the instrument of substitution. The procedure provided for substitution of trustee in this Instrument shall govern to the exclusion of all other provisions for substitution, statutory or otherwise.

46. STATEMENT OF OBLIGATION. Lender may collect a fee not to exceed the maximum allowed by applicable law for furnishing the statement of obligation as provided in Section 2943 of the Civil Code of California.

47. SPOUSE'S SEPARATE PROPERTY. Each Borrower who is a married person expressly agrees that recourse may be had against his or her separate property.

48. FIXTURE FILING. This Instrument is also a fixture filing under the Uniform Commercial Code of California.

49. ADDITIONAL PROVISION REGARDING APPLICATION OF PAYMENTS. In addition to the provisions of Section 9, Borrower further agrees that, if Lender accepts a guaranty of only a portion of the Indebtedness, Borrower waives its right under California Civil Code Section 2822(a), to designate the portion of the Indebtedness which shall be satisfied by a guarantor's partial payment.

50. WAIVER OF MARSHALLING; OTHER WAIVERS. To the extent permitted by law, Borrower waives (i) the benefit of all present or future laws providing for any appraisement before sale of any portion of the Mortgaged Property, (ii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the Indebtedness and marshalling in the event of foreclosure of the

lien created by this Instrument, (iii) all rights and remedies which Borrower may have or be able to assert by reason of the laws of the State of California pertaining to the rights and remedies of sureties, (iv) the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce the Note or any other obligation secured by this Instrument, and (v) any rights, legal or equitable, to require marshalling of assets or to require upon foreclosure sales in a particular order, including any rights under California Civil Code Sections 2899 and 3433. If the Mortgaged Property consists of several lots, parcels or items of property, Beneficiary may: (a) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (b) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Beneficiary deems in its best interest. Any person, including Trustor, Trustee or Beneficiary, may purchase at any sale hereunder, and Beneficiary shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the indebtedness hereby secured. Should Beneficiary desire that more than one sale or other disposition of the Mortgaged Property be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Mortgaged Property not sold until all indebtedness secured hereby has been fully paid. In the event Beneficiary elects to dispose of the Mortgaged Property through more than one sale, Trustor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to pay all expenses, liabilities and advances made or incurred by Trustee in connection with such sale or sales, together with interest on all such advances made by Trustee at the lower of the rate set forth in the Note, or the maximum rate permitted by law to be charged by Trustee.

51. **INTERPRETATION.** It is the intention of Borrower and Lender that if any provision of this Instrument or any other Loan Document is capable of two (2) constructions, one of which would render the provision void, and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid. Borrower acknowledges that Lender has attempted in good faith to assure that this Instrument, the Note and all other Loan Documents are in compliance with applicable laws of the Property Jurisdiction and federal laws. Nevertheless, in the event that any provision of this Instrument, the Note or any other Loan Document is not in compliance with any such laws, then the non-complying provision shall be deemed to be deleted or modified to the extent necessary to assure legal compliance. Similarly, in the event any language or disclosure required by applicable laws of the Property Jurisdiction is not contained in the Loan Documents, then the Loan Documents shall be deemed to have been supplemented to add such language or disclosure, or, at Lender's option, Lender may provide such additional language or disclosure. In either event, such legal requirement shall thereby be satisfied and such noncompliance shall be deemed to have been cured for all purposes. Within ten (10) days after written request by Lender, Borrower agrees to execute such documentation as Lender may require to cure any legal compliance issues or deficiencies in the Loan Documents.

52. **FUTURE ADVANCES.** In addition to the Indebtedness, this Instrument shall (to the extent allowed by applicable law) also secure payment of the principal, interest and other charges due on all other future loans or advances made by Lender to Borrower (or any successor in interest to Borrower as the owner of all or any part of the Mortgaged Property) when the promissory note evidencing such loan or advance specifically states that it is secured by this Instrument ("**Future Advances**"), including all extensions, renewals and modifications of any such Future Advances.

53. **AGREEMENT TO PROVIDE ADDITIONAL DOCUMENTS.** Borrower agrees to execute and acknowledge such additional documents as may be necessary or desirable in order to carry out the intent and purpose of this Instrument and the other Loan Documents, to confirm or establish the lien hereof, or to correct any clerical errors or legal deficiencies. Without limiting the foregoing, Borrower agrees to execute a replacement Note in the event the Note is lost or destroyed and to execute an amended and restated substitute Note to correct any clerical or other errors which may be discovered in the original Note. Failure of Borrower to comply with any request by Lender pursuant to this Section within ten (10) days after written request by Lender shall constitute a material Event of Default hereunder.

54. **SECRET PROFIT.** Under the law, it is unlawful for a "Loan Servicer" to make "secret profit". So, should a Loan Servicer be involved with the servicing of the loan, a Servicer may not earn interest on the funds in a trust account unless it is to the benefit of the actual owner of the funds. This paragraph is to put the Borrower on notice that although interest is not paid to the "Servicer", there may be a lower cost basis given by the bank to the Servicer for the monthly analysis performed on the trust account(s). Said lower cost may be reflective of the balances in the accounts.

55. **EXECUTION IN COUNTERPARTS.** This Instrument may be executed in multiple counterparts, and the separate signature pages and notary acknowledgments may then be combined into a single original document for recordation.

56. **PAYMENT OF CLOSING COSTS.** If for any reason the escrow or closing agent fails to reserve and pay for all of Lender's fees, legal, documentation, appraisal, title, recording and other closing costs incurred in connection with the closing and funding of the Loan, then Borrower shall pay or reimburse Lender for any such unpaid fees or costs within ten (10) days after written demand by Lender itemizing the unpaid fees and costs. Failure of Borrower to so pay or reimburse Lender for any such unpaid fees and costs within ten (10) days after written demand by Lender shall constitute an Event of Default and, without limiting any other remedies of Lender, Lender may immediately instate the Default Rate under the Note until such amounts are received by Lender.

57. **GRIEVANCES.** Neither Borrower nor Lender may commence, join, or be joined to any judicial action, except an appointment of a receiver and/or a judicial foreclosure (as either an individual litigant or the member of a class) that arises from the other party's actions pursuant to this Security Instrument or that alleges that the other party has breached any provision of, or any duty owed by reason of, this Security Instrument, until such Borrower or Lender has notified the other party in writing of such alleged breach and afforded the other party hereto a reasonable period after the giving of such notice to take corrective action. If Applicable Law provides a time period which must elapse before certain action can be taken, that time period will be deemed to be reasonable for purposes of this paragraph. The notice of acceleration and opportunity to cure given to Borrower pursuant to this document and the notice of acceleration given to Borrower pursuant to this document shall be deemed to satisfy the notice and opportunity to take corrective action provisions of this Section 57.

58. MULTIPLE LENDER LOANS: Pursuant to Civil Code Section 2941.9, if this Deed of Trust has more than one Beneficiary (Lender) with an undivided interest, it is subject to a signed agreement between all of the Lenders to be governed by the Lenders holding more than 50% of the record beneficial interest of this Deed of Trust. This may occur during escrow or after the close of escrow. Additionally, pursuant to Business & Professions Code Section 10238(i), the holders of more than 50% of the recorded beneficial interests of the notes or interests may govern the actions to be taken on behalf of all holders in accordance with Civil Code Section 2941.9 in the event of default or foreclosure for matters that require direction or approval of the holders, including designation of the broker, servicing agent, or other person acting on their behalf and the sale, encumbrance, or lease of real property owned by the holders resulting from foreclosure or receipt of a deed in lieu of foreclosure.

59. STATEMENT OF OBLIGATION FEE. Lender may collect a fee not to exceed the maximum amount permitted by Applicable Law for furnishing the statement of obligation as provided by Section 2943 of the Civil Code of California.

60. SENIOR LIEN INFORMATION. Lender may require information on any and all senior lien information from Borrower. Said request must be made in writing to Borrower. Borrower must submit the information to Lender within 20 days of the date of request. Said information can include, but is not limited to: name of senior lien holder, balance due, payment amount, next due date, address of lien holder, phone number of lien holder, loan number and amounts advanced.

61. INDEMNIFICATION. Borrower hereby agrees to indemnify (as the same are incurred or accrued) and hold Lender and its officers, agents, representatives harmless from and against any cost, expense (including, without limitation attorney fees, consulting fees and court costs), demand, claim or lawsuit arising out of or related to the Property or the Loan, including, but not limited to any claims made by contractors, suppliers, mechanics lien claimants, homeowner associations, governmental authorities, stop notice claimants, title companies or persons purporting to be injured on or by the Property or by the acts or conduct of Borrower, its contractors, subcontractors, suppliers and or other persons dealing with Borrower. If Borrower fails to provide such indemnity as the same accrues and as expenses are incurred, the amount not paid shall be added to the principal amount of the Note and bear interest thereon at the same rate then in effect (including any default rate in effect) and shall be secured by the same collateral as securing the Note and Loan Agreement.

62. DOCUMENT DRAWING SERVICE. If a document drawing service has been hired to draw loan documents, Borrower hereby agrees to indemnify and hold Document Drawing Service, its officers, agents and representatives harmless from and against any costs, expense (including, without limitation attorney fees, consulting fees and court costs).

63. 125% TITLE INSURANCE POLICY. Borrower agrees to allow Lender to obtain a title policy in an amount exceeding the face amount of the loan by 25% and instruct insuring title company of same. Lender and Borrower acknowledge this increase of coverage is not for the allowance of negative amortization of the principal

balance. This additional coverage is to pay for losses the Lender may incur in a case which could increase the amount above the original principal balance coverage. Said losses could include delinquent interest, late charges, attorney fees, advances for insurance, taxes, etc. Borrower acknowledges this increase of coverage does result in a higher fee which Borrower shall bear for the Lender title insurance policy.

64. Cross-Collateral and Default Clause. The Note is secured by one Deed of Trust of even date which is secured by **TWO** separate properties. Any default under the Note or as to either property given as security shall constitute a default under the Note and under the Deed of Trust and foreclosure may be commenced and completed on all properties.

ATTACHED EXHIBIT. The following Exhibit is attached to this Instrument:
Exhibit "A"- description of the property attached hereto and made a part hereof
APN **#721-110-002; 755-270-016**

THIS DEED OF TRUST SECURES A FIXED RATE PROMISSORY NOTE. THIS DEED OF TRUST IS A First DEED OF TRUST. NO FURTHER ENCUMBRANCES MAY BE RECORDED AGAINST THE REAL PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER. FAILURE TO COMPLY WITH THIS PROVISION SHALL CONSTITUTE AN EVENT OF DEFAULT AND AT THE LENDER'S OPTION THE LOAN SHALL IMMEDIATELY BECOME DUE AND PAYABLE. CONSENT TO ONE FURTHER ENCUMBRANCE SHALL NOT BE DEEMED TO BE A WAIVER OF THE RIGHT TO REQUIRE SUCH CONSENT TO FUTURE OR SUCCESSIVE ENCUMBRANCES.

IN WITNESS WHEREOF, Borrower has signed and delivered this Instrument or has caused this Instrument to be signed and delivered by its duly authorized representative.

BORROWER:

AQUA FARMING TEC, INC.

BY: [signature] 8/29/17
ROCKY FRENCH, PRESIDENT / DATE

BY: [signature] 8/29/17
ALICIA FRENCH, SECRETARY / DATE

The primary person responsible for the origination of this loan is NELSON GEORGE MAMEY NMLS #N/A BRE #00495767 employed by MAMEY INVESTMENT CORPORATION BRE #01134066. The company arranging for the funding of this loan is MAMEY INVESTMENT CORPORATION BRE #01134066.

CALIFORNIA ALL PURPOSE ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document, to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Riverside

On ***August 29, 2017****, before me, Elvia Rodriguez, Notary Public, personally appeared:*

ROCKY FRENCH

ALICIA FRENCH

Who proved to me on the basis of satisfactory evidence be the person (s) whose name (s) ~~is~~/are subscribed to the within instrument and acknowledged to me that ~~he/she~~/they executed the same in ~~his/her~~/their authorized capacity (ies), and that by ~~his/her~~/their signature (s) on the instrument the person (s), or the entity upon behalf of which the person (s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

ELVIA RODRIGUEZ
COMM. #2084609
NOTARY PUBLIC • CALIFORNIA
RIVERSIDE COUNTY
Commission Expires OCT 19, 2018

WITNESS my hand and official seal.

Elvia Rodriguez

Elvia Rodriguez *My Commission Expires: October 19, 2018*

OPTIONAL

DESCRIPTION OF THE ATTACHED DOCUMENT

Title or Type of Document: ***DEED OF TRUST***

Document Date: ***August 28, 2017***

Number of pages: